                                                                 EXHIBIT m(2)(a)



                           FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)


         SECTION 1. AIM Investment Securities Funds (the "Fund"), on behalf of the series of its shares of beneficial interest set forth in Schedule A to this plan (the "Portfolios"), may pay for distribution of the Class B Shares of such Portfolios (the "Shares") which the Fund issues from time to time, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"), according to the terms of this Distribution Plan (the "Plan").

         SECTION 2. The Fund may incur expenses for and pay any institution selected to act as the Fund's agent for distribution of the Shares of any Portfolio from time to time (each, a "Distributor") at the rates set forth on Schedule A hereto based on the average daily net assets of each class of Shares subject to any applicable limitations imposed by the Conduct Rules of the National Association of Securities Dealers, Inc. and NASD Regulation, Inc. in effect from time to time (the "Conduct Rules"). All such payments are the legal obligation of the Fund and not of any Distributor or its designee.

         SECTION 3.

                           (a) Amounts set forth in Section 2 may be used to
                  finance any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, expenses of organizing and conducting sales seminars and running advertising programs, payment of finders fees, printing of prospectuses and statements of additional information (and supplements thereto) and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature, payment of overhead and supplemental payments to dealers and other institutions as asset-based sales charges. Amounts set forth in Section 2 may also be used to finance payments of service fees under a shareholder service arrangement, which may be established by each Distributor in accordance with Section 4, and the costs of administering the Plan. To the extent that amounts paid hereunder are not used specifically to reimburse the Distributor for any such expense, such amounts may be treated as compensation for the Distributor's distribution-related services. No provision of this Plan shall be interpreted to prohibit any payments by the Fund during periods when the Fund has suspended or otherwise limited sales.

                           (b) Subject to the provisions of Sections 8 and 9
                  hereof, amounts payable pursuant to Section 2 in respect of Shares of each Portfolio shall be paid by the Fund to the Distributor in respect of such Shares or, if more than one institution has acted or is acting as Distributor in respect of such Shares, then amounts payable pursuant to Section 2 in respect of such Shares shall be paid to each such Distributor in proportion to the number of such Shares sold by or attributable to such



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


                  Distributor's distribution efforts in respect of such Shares in accordance with allocation provisions of each Distributor's distribution agreement (the "Distributor's 12b-1 Share") notwithstanding that such Distributor's distribution agreement with the Fund may have been terminated. That portion of the amounts paid under the Plan that is not paid to the Distributor, or paid or advanced by the Distributor to dealers or other institutions for providing personal continuing shareholder service as a service fee pursuant to Section 4 shall be deemed an asset-based sales charge.

                           (c) Any Distributor may assign, transfer or pledge
                  ("Transfer") to one or more designees (each an "Assignee"), its rights to all or a designated portion of its Distributor's 12b-1 Share from time to time (but not such Distributor's duties and obligations pursuant hereto or pursuant to any distribution agreement in effect from time to time, if any, between such Distributor and the Fund), free and clear of any offsets or claims the Fund may have against such Distributor. Each such Assignee's ownership interest in a Transfer of a specific designated portion of a Distributor's 12b-1 Share is hereafter referred to as an "Assignee's 12b-1 Portion." A Transfer pursuant to this Section 3(c) shall not reduce or extinguish any claims of the Fund against the Distributor.

                           (d) Each Distributor shall promptly notify the Fund
                  in writing of each such Transfer by providing the Fund with the name and address of each such Assignee.

                           (e) A Distributor may direct the Fund to pay an
                  Assignee's 12b-1 Portion directly to such Assignee. In such event, the Distributor shall provide the Fund with a monthly calculation of the amount of (i) the Distributor's 12b-1 Share, and (ii) each Assignee's 12b-1 Portion, if any, for such month (the "Monthly Calculation"). In such event, the Fund shall, upon receipt of such notice and Monthly Calculation from the Distributor, make all payments required under such distribution agreement directly to the Assignee in accordance with the information provided in such notice and Monthly Calculation upon the same terms and conditions as if such payments were to be paid to the Distributor.

                           (f) Alternatively, in connection with a Transfer, a
                  Distributor may direct the Fund to pay all of such Distributor's 12b-1 Share from time to time to a depository or collection agent designated by any Assignee, which depository or collection agent may be delegated the duty of dividing such Distributor's 12b-1 Share between the Assignee's 12b-1 Portion and the balance of the Distributor's 12b-1 Share (such balance, when distributed to the Distributor by the depository or collection agent, the "Distributor's 12b-1 Portion"), in which case only the Distributor's 12b-1 Portion may be subject to offsets or claims the Fund may have against such Distributor.

         SECTION 4.

                           (a) Amounts expended by the Fund under the Plan shall
                  be used in part for the implementation by the Distributor of shareholder service arrangements with respect to the Shares. The maximum service fee payable to any provider of such shareholder service shall be twenty-five one-hundredths of one percent (0.25%) per annum of the average daily net assets of the Shares attributable to the customers of such service provider. All such payments are the legal obligation of the Fund and not of any Distributor or its designee.

                           (b) Pursuant to this Plan, the Distributor may enter
                  into agreements substantially in the form attached hereto as Exhibit A ("Service Agreements") with such broker-dealers ("Dealers") as may be selected from time to time by the Distributor for the provision of continuing shareholder services in connection with Shares held by such Dealers' clients and customers ("Customers") who may from time to time directly or beneficially own Shares. The personal continuing shareholder services to be rendered by Dealers under the Service Agreements may include, but shall not be limited to, some or all of the following: (i) distributing sales literature; (ii) answering routine Customer inquiries concerning the Fund and the Shares; (iii) assisting Customers in changing dividend options, account designations and addresses, and enrolling in any of several retirement plans offered in connection with the purchase of Shares; (iv) assisting in the establishment and maintenance of Customer accounts and records, and in the processing of purchase and redemption transactions; (v) investing dividends and capital gains distributions automatically in Shares; (vi) performing sub-accounting; (vii) providing periodic statements showing a Customer's shareholder account balance and the integration of such statements with those of other transactions and balances in the Customer's account serviced by such institution; (viii) forwarding applicable prospectuses, proxy statements, and reports and notices to Customers who hold Shares; and (ix) providing such other information and administrative services as the Fund or the Customer may reasonably request.

                           (c) The Distributor may also enter into Bank
                  Shareholder Service Agreements substantially in the form attached hereto as Exhibit B ("Bank Agreements") with selected banks and financial institutions acting in an agency capacity for their customers ("Banks"). Banks acting in such capacity will provide some or all of the shareholder services to their customers as set forth in the Bank Agreements from time to time.

                           (d) The Distributor may also enter into Agency
                  Pricing Agreements substantially in the form attached hereto as Exhibit C ("Pricing Agreements") with selected retirement plan service providers acting in an agency capacity for their customers ("Retirement Plan Providers"). Retirement Plan Providers acting in such capacity will provide some or all of the shareholder services to their customers as set forth in the Pricing Agreements from time to time.

                           (e) The Distributor may also enter into Shareholder
                  Service Agreements substantially in the form attached hereto as Exhibit D ("Bank Trust Department Agreements and Brokers for Bank Trust Department Agreements") with selected bank trust departments and brokers for bank trust departments. Such bank trust departments and brokers for bank trust departments will provide some or all of the shareholder services to customers as set forth in the Bank Trust Department Agreements and Brokers for Bank Trust Department Agreements from time to time.

                           (f) The Distributor, as agent of the Portfolios, may
                  also enter in a Shareholder Service Agreement substantially in the form attached hereto as Exhibit E (the "Agreement") with the Distributor, acting as principal. The Distributor, acting as principal, will provide some or all of the shareholder services to Portfolio shareholders for which the Distributor is the broker of record, as set forth in the Agreement.

         SECTION 5. This Plan shall not take effect until (i) it has been approved, together with any related agreements, by votes of the majority of both
(a) the Board of Trustees of the Fund, and (b) those trustees of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Dis-interested Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements, and
(ii) the execution by the Fund and A I M Distributors, Inc. of a Master Distribution Agreement in respect of the Shares.

         SECTION 6. Unless sooner terminated pursuant to Section 8, this Plan shall continue in effect until June 30, 2001, and thereafter shall continue in effect so long as such continuance is specifically approved, at least annually, in the manner provided for approval of this Plan in Section 5.

         SECTION 7. Each Distributor shall provide to the Fund's Board of Trustees and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended for distribution of the Shares and the purposes for which such expenditures were made.


         SECTION 8. This Plan may be terminated with respect to the Shares of any Portfolio at any time by vote of a majority of the Dis-interested Trustees, or by vote of a majority of outstanding Shares of such Portfolio. Upon termination of this Plan with respect to any or all such Classes, the obligation of the Fund to make payments pursuant to this Plan with respect to such Classes shall terminate, and the Fund shall not be required to make payments hereunder beyond such termination date with respect to expenses incurred in connection with Shares sold prior to such termination date, provided, in each case that each of the requirements of a Complete Termination of this Plan in respect of such class, as defined below, are met. A termination of this Plan with respect to any or all Shares of any or all Portfolios shall not affect the obligation of the Fund to withhold and pay to any Distributor contingent deferred sales charges to which such distributor is entitled pursuant to any distribution agreement. For purposes of this Section 8 a "Complete Termination" of this Plan in respect of any Portfolio shall mean a termination of this Plan in respect of such Portfolio, provided that: (i) the Dis-interested Trustees of the Fund shall have acted in good faith and shall have determined that such termination is in the best interest of the Fund and the shareholders of such Portfolio; (ii) and the Fund does not alter the terms of the contingent deferred sales charges applicable to Shares outstanding at the time of such termination; and (iii) unless the applicable Distributor at the time of such termination was in material breach under the distribution agreement in respect of such Portfolio, the Fund shall not, in respect of such Portfolio, pay to any person or entity, other than such Distributor or its designee, either the asset-based sales charge or the service fee (or any similar fee) in respect of the Shares sold by such Distributor prior to such termination.


         SECTION 9. Any agreement related to this Plan shall be made in writing, and shall provide:

                           (a) that such agreement may be terminated with
                  respect to the Shares of any or all Portfolios at any time, without payment of any penalty, by vote of a majority of the Dis-interested Trustees or by a vote of the majority of the outstanding

                  Shares of such Portfolio, on not more than sixty (60) days' written notice to any other party to the agreement; and

                           (b) that such agreement shall terminate automatically
                  in the event of its assignment; provided, however, that, subject to the provisions of Section 8 hereof, if such agreement is terminated for any reason, the obligation of the Fund to make payments of (i) the Distributor's Share in accordance with the directions of the Distributor pursuant to
                  Section 3(e) or (f) hereof if there exist Assignees for all or any portion of such Distributor's 12b-1 Share, and (ii) the remainder of such Distributor's 12b-1 Share to such Distributor if there are no Assignees for such Distributor's Share, pursuant to such agreement and this Plan will continue with respect to the Shares until such Shares are redeemed or automatically converted into another class of shares of the Fund.

         SECTION 10. This Plan may not be amended to increase materially the amount of distribution expenses provided for in Section 2 hereof unless such amendment is approved by a vote of at least a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Shares, and no material amendment to the Plan shall be made unless approved in the manner provided for in Section 5 hereof.

                                               AIM INVESTMENT SECURITIES FUNDS
                                               (on behalf of its Class B Shares)



Attest:  /s/  RENEE A. FRIEDLI                   By: /s/ CAROL F. RELIHAN
        ------------------------------            ------------------------------
            Assistant Secretary                      Senior Vice President


Effective as of September 28, 1998, and as amended as of June 1, 2000.

Amended and restated for all Portfolios as of December 31, 2000.

                                   SCHEDULE A
                                       TO
                           FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS
                                (CLASS B SHARES)

                               (DISTRIBUTION FEE)




                                                     MAXIMUM               MAXIMUM               MAXIMUM
                                                   ASSET-BASED             SERVICE              AGGREGATE
         FUND                                     SALES CHARGE               FEE                ANNUAL FEE
         ----                                     ------------             -------              ----------
AIM High Yield Fund                                       0.75%               0.25%                   1.00%
    (Class B Shares)

AIM High Yield Fund II                                    0.75%               0.25%                   1.00%
    (Class B Shares)

AIM Income Fund                                           0.75%               0.25%                   1.00%
    (Class B Shares)

AIM Intermediate Government Fund                          0.75%               0.25%                   1.00%
    (Class B Shares)

AIM Money Market Fund                                     0.75%               0.25%                   1.00%
    (Class B Shares)

AIM Municipal Bond Fund                                   0.75%               0.25%                   1.00%
    (Class B Shares)